Exhibit 10.10

FORM OF AMENDMENT TO SUBSCRIPTION AGREEMENT

THIS AMENDMENT TO THE SUBSCRIPTION AGREEMENT (this “Amendment”), made effective as of _______, 2024, is by and among _______________ (the “Investor”) and GigCapital7 Corp. (the “Company”), and amends the Subscription Agreement by and among the Investor and the Company dated as of ________, 2024 (the “Subscription Agreement”). Terms used but not defined herein shall have the meaning given to them in the Subscription Agreement.

RECITALS

WHEREAS, the Investor and the Company entered into the Subscription Agreement as of ________, 2024;

WHEREAS, the purchase price for each Class B ordinary share in the Subscription Agreement was $1.50 per share (the “Original Purchase Price”);

WHEREAS, subject to the conditions in the Subscription Agreement and pursuant to Section 1 of the Subscription Agreement, Investor agreed to pay $[____] (the “Original Aggregate Purchase Price”) to purchase [______] Class B ordinary shares from the Company (the “Original Shares”), and the Company agreed to sell the Original Shares to Investor on the Closing Date (as defined in the Subscription Agreement) for the Original Aggregate Purchase Price; and

WHEREAS, pursuant to Section 10 of the Subscription Agreement, an amendment of any provision thereof shall not be effective unless the amendment is in writing and signed by the parties to which such amendment applies.

NOW THEREFORE, BE IT RESOLVED, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	The third paragraph of the introductory section is hereby amended in its entity to read as follows:

WHEREAS, the SPAC desires to sell to the Investor on a private placement basis (the “Sale”) an aggregate of [______] Class B ordinary shares (the “Class B Ordinary Shares”, and such shares being sold, the “Private Placement Shares”) of the SPAC, for a purchase price of $1.15 per Private Placement Share (the “Purchase Price”). The Private Placement Shares and Class A Ordinary Shares issuable upon conversion of the Private Placement Shares, collectively, are hereinafter referred to as the “Securities.”

2.	Section 1.2 of the Subscription Agreement is hereby amended to read as follows:

1.2 Purchase Price. As payment in full for the Private Placement Shares being purchased under this Agreement, Investor shall pay $[_______] (the “Aggregate Purchase Price”), to the SPAC by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the SPAC not later than two (2) business days immediately prior to the effective date of the Registration Statement on Form S-1 of the SPAC in connection with the IPO (which date the SPAC shall inform the Investor as soon as reasonably practicable and, in any case, no later than 48 hours prior).

3.

Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Subscription Agreement. After the date hereof, any reference to the Subscription Agreement shall mean the Subscription Agreement, as modified by this Amendment.

4.

This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts of law and the United States of America, from time to time in effect.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Subscription Agreement as of the date first above written.

GIGCAPITAL7 CORP.

By:
Name: Avi Katz
Title: Chief Executive Officer and Chairman

[INVESTOR]

By:
Name:
Title:

[Signature Page to the Amendment]